                                                               Exhibit 99.1

                     ANNUAL CERTIFICATE HOLDER'S STATEMENT
                                SERIES 1998-1
                              TRAVELERS BANK USA
                  TRAVELERS BANK CREDIT CARE MASTER TRUST 1


-----------------------------------------------------------------------------
                           ANNUAL PERIOD ENDING 12/31/98
-----------------------------------------------------------------------------

The information which is required to be prepared with respect to the performance of the trust during the Year 1998 is set forth below.

Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.

A.    INFORMATION REGARDING THE CURRENT ANNUAL DISTRIBUTION TO
      CERTIFICATEHOLDERS (STATED ON THE BASIS OF $1,000 ORIGINAL
      CERTIFICATE PRINCIPAL AMOUNT)

 1.   The amount of distribution in respect of Class A Monthly   $0.00000000
      Principal

 2.   The amount of distribution in respect of Class B Monthly   $0.00000000
      Principal

 3.   The amount of distribution in respect of Class C Monthly   $0.00000000
      Principal

 4.   The amount of distribution in respect of Class A Monthly   $46.66666813
      Interest

 5.   The amount of distribution in respect of any accrued and   $0.00000000
      unpaid Class A Monthly Interest

 6.   The amount of distribution in respect of Class A
      Additional Interest                                        $0.00000000

 7.   The amount of distribution in respect of Class B Monthly   $0.00000000
      Interest

 8.   The amount of distribution in respect of any accrued and   $0.00000000
      unpaid Class B Monthly Interest

 9.   The amount of distribution in respect of Class B
      Additional Interest                                        $0.00000000

10.   The amount of distribution in respect of Class C Monthly   $0.00000000
      Interest

11.   The amount of distribution in respect of any accrued and   $0.00000000
      unpaid Class C Monthly Interest

12.   The amount of distribution in respect of Class C
      Additional Interest                                        $0.00000000


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
B.    INFORMATION REGARDING THE PERFORMANCE OF THE TRUST

      1.   PRINCIPAL RECEIVABLES
           ---------------------

      (a)  The aggregate amount of Collections of Principal      $558,818,622.61
           Receivables processed during the related Annual
           Period, which were allocable in respect of
           Class A Certificates

      (b)  The aggregate amount of Collections of Principal      $30,702,078.57
           Receivables processed during the related Annual
           Period, which were allocable in respect of
           Class B Certificates

      (c)  The aggregate amount of Collections of Principal      $24,564,656.59
           Receivables processed during the related Annual
           Period, which were allocable in respect of
           Class C Certificates

      2.   PRINCIPAL RECEIVABLES IN THE TRUST
           ----------------------------------

      (a)  The aggregate amount of Principal Receivables in      $333,444,221.38
           the Trust as of the end of the day on the last day
           of the Annual Period

      (b)  The amount of Principal Receivables in the Trust      $249,698,885.89
           Represented by the Investor of Series 1998-1 as of
           the end of the day on the last day of the Annual
           Period

      (c)  The amount of Principal Receivables in the Trust      $227,500,000.00
           represented by the Class A Investor Interest of
           Series 1998-1 as of the end of the day on the last
           day of the Annual Period

      (d)  The amount of Principal Receivables in the Trust      $12,500,000.00
           represented by the Class B Investor Interest of
           Series 1998-1 as of the end of the day on the last
           day of the Annual Period

      (e)  The amount of Principal Receivables in the Trust      $9,698,885.89
           represented by the Class C Investor Interest of
           Series 1998-1 as of the end of the day on the last
           day of the Annual Period

      (f)  The Floating Investor Percentage with respect to the      81.23%
           Annual Period

      (g)  The Class A Floating Investor Percentage with respect     73.92%
           to the Annual Period

      (h)  The Class B Floating Investor Percentage with respect      4.06%
           to the Annual Period



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


      2.   PRINCIPAL RECEIVABLES IN THE TRUST (CONT.)
           ------------------------------------------

      (i)  The Class C Floating Investor Percentage with              3.25%
           respect to the Annual Period

      (j)  The Principal Investor Percentage with respect            81.23%
           to the Annual Period

      (k)  The Class A Principal Investor Percentage with            73.92%
           respect to the Annual Period

      (l)  The Class B Principal Investor Percentage with             4.06%
           respect to the Annual Period

      (m)  The Class C Principal Investor Percentage with             3.25%
           respect to the Annual Period


      3.   DELINQUENT BALANCES
           ------------------

           The aggregate amount of outstanding balances in the Accounts, which were delinquent as of the end of the day on the last day of the related Annual Period.

                                   Percentage of                  Aggregate
                                 Total Receivables                 Balance
      (a)    31-60 days              0.53%                       $1,760,449.79

      (b)    61-90 days              0.28%                         $947,743.13

      (c)   91-120 days              0.18%                         $608,077.71

      (d)  Over 120 days             0.55%                       $1,847,585.73

              TOTAL                  1.55%                       $5,163,856.36


      4.   INVESTOR DEFAULT AMOUNT
           -----------------------

      (a)  The Aggregate Investor Default Amount for the         $8,759,000.44
           related Annual Period

      (b)  The Class A Investor Default Amount for the           $7,970,852.76
           related Annual Period

      (c)  The Class B Investor Default Amount for the             $437,845.09
           related Annual Period

      (d)  The Class C Investor Default Amount for the             $350,302.58
           related Annual Period


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


      5.   INVESTOR CHARGE-OFFS
           --------------------

      (a)  The aggregate amount of Class A Investor Charge-              $0.00
           Offs for the related Annual Period

      (b)  The aggregate amount of Class A Investor Charge-              $0.00
           Offs set forth in 5(a) above per $1,000 of original
           certificate principal amount

      (c)  The aggregate amount of Class B Investor Charge-              $0.00
           Offs for the related Annual Period

      (d)  The aggregate amount of Class B Investor Charge-              $0.00
           Offs set forth in 5(a) above per $1,000 of original
           certificate principal amount

      (e)  The aggregate amount of Class C Investor Charge-        $301,114.11
           Offs for the related Annual Period

      (f)  The aggregate amount of Class C Investor Charge-             $30.11
           Offs set forth in 5(a) above per $1,000 of original
           certificate principal amount

      (g)  The aggregate amount of Class A Investor Charge-              $0.00
           Offs reimbursed on the Distribution Date

      (h)  The aggregate amount of Class A Investor Charge-              $0.00
           Offs set forth in 5(g) above per $1,000 original
           certificate principal amount

      (i)  The aggregate amount of Class B Investor Charge-              $0.00
           Offs reimbursed on the Distribution Date

      (j)  The aggregate amount of Class B Investor Charge-              $0.00
           Offs set forth in 5(g) above per $1,000 original
           certificate principal amount

      (k)  The aggregate amount of Class C Investor Charge-         $89,183.48
           Offs reimbursed

      (l)  The aggregate amount of Class C Investor Charge-              $0.00
           Offs set forth in 5(g) above per $1,000 original
           certificate principal amount

      6.   INVESTOR SERVICING FEE
           ----------------------

      (a)  The amount of the Class A Servicing Fee payable       $3,728,472.03
           by the Trust to the Servicer for the related
           Annual Period

      (b)  The amount of the Class B Servicing Fee payable         $204,860.97
           by the Trust to the Servicer for the related
           Annual Period

      6.   INVESTOR SERVICING FEE (CONT.)
           ------------------------------

      (c)  The amount of the Class C Servicing Fee payable         $163,889.03
           by the Trust to the Servicer for the related
           Annual Period

      7.   REALLOCATIONS
           -------------

      (a)  The amount of Reallocated Class C Principal             $211,930.63
           Collections with respect to this Annual Period

      (b)  The amount of Reallocated Class B Principal                   $0.00
           Collections with respect to this Annual Period

      (c)  The Class C Investor Interest as of the close of      $9,698,885.89
           business on this S/B Distribution Date

      (d)  The Class B Investor Interest as of the close of     $12,500,000.00
           business on this S/B Distribution Date

      8.   PRINCIPAL FUNDING ACCOUNT
           -------------------------

      (a)  The principal amount on deposit in the Principal              $0.00
           Funding Account during Annual Period (prior to
           withdrawals)

      (b)  The Deficit Controlled Accumulation Amount for                $0.00
           the related Annual Period

      (c)  The Principal Funding Account Investment Proceeds             $0.00
           deposited in the Collections Account to be treated
           as Class A Available Funds

      9.   AVAILABLE FUNDS
           ---------------

      (a)  The amount of Class A Available Funds on deposit     $31,487,169.77
           in the Collections Account for this Annual Period

      (b)  The amount of Class B Available Funds on deposit      $1,729,910.55
           in the Collections Account for this Annual Period

      (c)  The amount of Class C Available Funds on deposit      $1,383,969.58
           in the Collections Account for this Annual Period

      10.  PORTFOLIO
           ---------

      (a)  The Net Portfolio Yield for the related Annual                12.40%
           Period

      (b)  The Base Rate for the related Annual Period                    7.46%


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


                                       TRAVELERS BANK USA
                                       Servicer

                                       By: /s/ John T. Rosko
                                          -----------------------
                                       Name: John J. Rosko
                                       Title: Vice President



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